Honeywell
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Notice of

1996 Annual Meeting &

Proxy Statement

April 16, 1996




To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at 2:00 p.m., Tuesday, April 16, 1996, at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota.

     The Notice of Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

     Please sign and return the enclosed proxy card in the envelope provided as soon as possible so that your shares will be represented at the meeting. If you plan to attend the meeting in Minneapolis, please mark the appropriate box on your proxy card and detach the admission card to present at the meeting.




/s/ M. R. Bonsignore

Michael R. Bonsignore
Chairman of the Board and Chief Executive Officer

Proxy Statement
Table of Contents

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                                                                          Page
                                                                          ----

 NOTICE OF MEETING .....................................................    1

*ELECTION OF DIRECTORS .................................................    2

 EXECUTIVE COMPENSATION ................................................   14

*APPROVAL OF AUDITORS ..................................................   23

*PROPOSED HONEYWELL NON-EMPLOYEE DIRECTORS FEE AND STOCK UNIT PLAN .....   23

 OTHER INFORMATION .....................................................   25

* Matters for shareholder action



                             YOUR VOTE IS IMPORTANT


             Please complete, date and sign your proxy and promptly
                      return it in the enclosed envelope.

                                                                     Honeywell
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HONEYWELL INC., HONEYWELL PLAZA, MINNEAPOLIS, MINNESOTA 55408



Notice of Meeting:

The Annual Meeting of Shareholders of Honeywell Inc. ("Honeywell" or the "Company"), a Delaware corporation, will be held at the Minneapolis Convention Center, 1301 Second Avenue South, Minneapolis, Minnesota, Tuesday, April 16, 1996, at 2:00 p.m. for the following purposes:

   1) to elect thirteen directors;

   2) to approve the selection of Deloitte & Touche LLP as independent auditors;

   3) to approve the Honeywell Non-Employee Directors Fee and Stock Unit Plan;

and to transact any other business appropriate to the Annual Meeting.

Holders of Honeywell Common Stock of record at the close of business on February 16, 1996 will be entitled to vote at the meeting and any adjournments. A list of shareholders entitled to vote at the meeting will be available during business hours for ten days prior to the meeting at the Company's offices, Honeywell Plaza, Minneapolis, Minnesota, for examination by any shareholder for any purpose germane to the meeting.

Attendance at the Annual Meeting will be limited to shareholders of record or their authorized representative by proxy. Registered shareholders planning to attend the Meeting should check the appropriate box on the enclosed Proxy Card, and detach the admission ticket to present at the Meeting to gain attendance. If your Honeywell shares are held through an intermediary, such as a bank or broker, you should request a ticket from the intermediary, or present proof of your ownership of Honeywell shares at the Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of Honeywell shares.

By Order of the Board of Directors

                                                                  March 11, 1996

/s/ Sigurd Ueland

Sigurd Ueland
Secretary

PROXY STATEMENT
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This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Honeywell for use at the Annual Meeting of Shareholders (the "Meeting"). The Proxy Statement and proxy card were first sent to shareholders on or about March 11, 1996. Please sign the enclosed proxy card and return it promptly in the enclosed postage-prepaid envelope.

     A shareholder who is also a participant in the Investment Plus Plan, Retirement Investment Plan or Retirement Savings Plan will receive a single proxy card covering shares credited to such shareholder's Plan account and shares of record registered in the same name. Accordingly, proxies executed by such Plan participant will serve as a voting instruction to the Plans' Trustee,
T. Rowe Price Trust Company. If a participants' Plan account is not registered in the same name as his or her shares of record, such participant will receive separate proxy cards for both individual (or joint) and Plan holdings.

     When proxies are returned properly executed, the shares represented will be voted according to shareholders' directions. A shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing a written revocation with the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Proxies, ballots and voting tabulations that identify the particular vote of a shareholder are kept confidential except (i) as necessary to meet applicable legal requirements, (ii) to allow the independent inspectors of election to tabulate and certify the results of voting, or (iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission.

     Shareholders of record at the close of business on the record date, February 16, 1996, are entitled to one vote for each share then held on each matter to come before the Meeting. At the record date there were 127,412,526 shares of Common Stock, par value $1.50 per share, of the Company outstanding and entitled to be voted. Nominees for the Board of Directors who receive the largest number of votes cast 'For' will be elected (up to the number of directors to be elected at the Meeting). The affirmative vote of a majority of shares present in person or by proxy at the Meeting is required for approval of any other matter; and in accordance with Delaware law, abstentions will, and broker non-votes will not, be counted as being present at the Meeting for this purpose.

     The Board of Directors does not intend to bring up any matters for a vote other than those set forth in the Notice of Meeting. Discretionary voting authority regarding any other matters which may properly come before the Meeting is conferred upon those persons named in the proxy card.

     Shareholders who wish to present director nominations or bring other business before the annual meeting must fulfill the requirements set forth in the Company's by-laws. A copy of the relevant portion of the by-laws may be obtained on request to the Secretary of the Company at the address listed in the Notice of Meeting.

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ELECTION OF DIRECTORS
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Thirteen directors of the Company are to be elected to serve until the 1997
Annual Meeting of Shareholders and until their successors are elected and qualified. All of the nominees are currently directors of the Company and were elected directors at the 1995 Annual Meeting of Shareholders except Catherine M. Hapka who was elected by the Board in September 1995. It is intended that the shares, represented by the enclosed proxy card, will be voted, unless authority to vote is withheld, for the election of the thirteen nominees named on pages 3 through 9. If any of the nominees should become unavailable, which is not anticipated, those shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors.

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[Photo of Albert J. Baciocco, Jr.]

Albert J. Baciocco, Jr.

o Retired Vice Admiral
  United States Navy
o Director since 1988
o Member of Audit and Personnel
  Committees of the Board

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Vice Admiral Baciocco, age 65, retired from the U.S. Navy in 1987 after 34 years of distinguished service, principally within the submarine force and directing the Department of the Navy research and technology development enterprise. He graduated from the U.S. Naval Academy in 1953, receiving a bachelor's degree in engineering. He subsequently completed graduate level studies in nuclear engineering as part of his training for the naval nuclear propulsion program.

     Upon retirement from the Navy, Admiral Baciocco formed The Baciocco Group, Inc., a technical and management consulting practice providing services to industry, primarily in areas of strategic planning, technology investment and application, and business planning and development.

     Admiral Baciocco is a director of Giddings and Lewis, Inc., The Ashton Technology Group, Inc., Vectra Technologies, Inc., and Golder Federal Services, Inc. He serves with several boards and committees of government and academe. He is a member of the Army Science Board and the Naval Studies Board of the National Research Council. In addition, he is a director of Oak Ridge Associated Universities and the Foundation for Research Development, Medical University of South Carolina, and a member of the Board of Visitors to the Software Engineering Institute, Carnegie Mellon University.


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[Photo of Elizabeth E. Bailey]

Elizabeth E. Bailey

o John C. Hower Professor
  of Public Policy and Management
  The Wharton School, University of
  Pennsylvania
o Director since 1985
o Member of Finance and Nominating and
  Governance Committees of the Board

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Dr. Bailey, age 57, graduated from Radcliffe college and received an M.S. in mathematics from Stevens Institute of Technology and a Ph.D. in economics from Princeton University.

     Dr. Bailey joined Bell Laboratories in 1960, where she held various supervisory positions until 1977. From 1973 until 1977, she was also adjunct professor of economics at New York University. In 1977, she was appointed a commissioner of the Civil Aeronautics Board and was vice chairman of the Civil Aeronautics Board from 1981 to 1983. From 1983 to 1990, she served as dean of the Graduate School of Industrial Administration of Carnegie Mellon University. From 1990 to 1991, she was a visiting scholar at Yale University, on leave from Carnegie Mellon. Currently, Dr. Bailey is John C. Hower Professor of Public Policy and Management at The Wharton School.

     Dr. Bailey is also a director of Philip Morris Companies Inc., CSX Corporation, National Westminster Bancorp, Inc. and the College Retirement Equities Fund. She is a past member of the board of trustees of Princeton University, and she serves on the board of the Brookings Institution and the National Bureau of Economics Research.

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[Photo of Michael R. Bonsignore]

Michael R. Bonsignore

o Chairman of the Board and
  Chief Executive Officer
  Honeywell Inc.
o Director since 1990
o Member of Executive Committee of
  the Board

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Mr. Bonsignore, age 54, is a graduate of the U.S. Naval Academy and received a degree in electrical engineering in 1963. He also pursued graduate work in ocean science and engineering at Texas A & M University.

     Mr. Bonsignore began his business career at Honeywell in 1969. He has held various marketing and operations management positions and was named the Company's vice president for Marine Systems in 1981. In 1983, Mr. Bonsignore was appointed president for Honeywell Europe, headquartered in Brussels, Belgium. In 1987, Mr. Bonsignore returned to Minneapolis as the Company's executive vice president, International, and was elected president of this business in May 1987. In 1990, Mr. Bonsignore was elected executive vice president and chief operating officer for International, and Home and Building Control, and a director of the Company. In April 1993, Mr. Bonsignore was elected chairman of the board and chief executive officer.

     Mr. Bonsignore is also a director of Cargill, Inc., Donaldson Company, Inc. and The St. Paul Companies, Inc. He serves as a member on various advisory boards and committees including: the U.S. - China Business Council, Investment and Services Policy Advisory Committee (INSPAC), U.S. - Russia Trade and Economic Council and the Alliance to Save Energy Board.


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[Photo of Earnest Hubert Clark, Jr.]

Earnest Hubert Clark, Jr.

o Chairman of the Board and
  Chief Executive Officer
  The Friendship Group
o Director since 1984
o Member of Audit and Nominating and
  Governance Committees of the Board

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Mr. Clark, age 69, graduated from the California Institute of Technology, receiving B.S. and M.S. degrees in mechanical engineering.

     In 1947, Mr. Clark joined Baker International Corporation (now known as Baker Hughes Incorporated following the merger in 1987 of Baker International and Hughes Tool Co.), a provider of products and services to the petroleum and mining industries. He became chief research engineer in 1957 and vice president and assistant general manager in 1958. Mr. Clark was elected president in 1962, chief executive officer in 1965, and chairman of the board in 1969.

     In January 1989, Mr. Clark retired from Baker Hughes Inc. and assumed the post of chairman of the board and chief executive officer of the Friendship Group, an investment partnership.

     Mr. Clark is also a director of CBI Industries, Beckman Instruments, Inc., Kerr McGee Corporation, Regenesis Inc., and the American Mutual Fund, Inc. He is past chairman of the board of the YMCA of the United States of America, and is a trustee of Harvey Mudd College, Claremont, California.

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[Photo of William H. Donaldson]

William H. Donaldson

o Co-founder and Senior Advisor
  Donaldson, Lufkin & Jenrette, Inc.
o Chairman and Chief Executive Officer
  Donaldson Enterprises, Inc.
o Director since 1982
o Member of Nominating and Governance
  and Finance Committees of the Board

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Mr. Donaldson, age 64, is a graduate of Yale University and received an MBA, with distinction, from the Harvard University Graduate School of Business Administration. He served as an officer in the United States Marine Corps.

     In 1959, Mr. Donaldson co-founded Donaldson, Lufkin & Jenrette, Inc., an investment banking firm, and in 1961, Alliance Capital Management Corporation, an investment management firm, and served as chairman and chief executive officer until 1973.

     Mr. Donaldson was Undersecretary of State from 1973 to 1974. In 1975, he served as special consultant and advisor to the Vice President of the United States. During that year he became founding dean of the Yale Graduate School of Management and was named William S. Beinecke Professor of Management Studies, serving until 1980. Mr. Donaldson then founded Donaldson Enterprises, Inc., a private investing firm, and served as its chairman and chief executive officer until year-end 1990. From 1991 until June 1995, Mr. Donaldson served as chairman of the board and chief executive officer of The New York Stock Exchange, Inc. In June 1995, Mr. Donaldson rejoined Donaldson Enterprises, Inc., as its chairman and chief executive officer. In September 1995, he was also elected senior advisor to Donaldson, Lufkin & Jenrette, Inc., the firm he co-founded in 1959.

     Mr. Donaldson is also a director of Aetna Life & Casualty Company and Philip Morris Companies Inc. He serves as a trustee and director of a number of philanthropic and educational institutions.

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[Photo of R. Donald Fullerton]

R. Donald Fullerton

o Chairman -- Executive Committee
  CIBC
o Director since 1992
o Member of Audit (Chairman) and
  Finance Committees of the Board

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Mr. Fullerton, age 64, graduated from the University of Toronto in 1953 and received a B.A. degree.

     In 1953, Mr. Fullerton joined the Canadian Bank of Commerce (now CIBC), a Canadian financial services institution based in Toronto. In 1968, he was appointed deputy chief general manager.

     In 1971, Mr. Fullerton became senior vice president and in 1973, he was promoted to executive vice president and chief general manager. Mr. Fullerton was elected to CIBC's Board of Directors in 1974 and elected president and chief operating officer in 1976. In 1984, he was elected chief executive officer, and in 1985, he was named chairman.

     In June 1992, Mr. Fullerton retired as chairman and chief executive officer of CIBC, and now holds the position of chairman of its Executive Committee.

     Mr. Fullerton is also a director of CIBC, Amoco Canada Petroleum Co. Ltd., Ontario Hydro, Westcoast Energy Inc., George Weston Ltd., Coca-Cola Beverages Ltd., Hollinger Inc., and a member of the advisory board, IBM Canada Ltd., and other cultural and medical entities.

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[Photo of Catherine M. Hapka]

Catherine M. Hapka

o Executive Vice President/Markets
  US West Communications, Inc.
o Director since September 1995
o Member of Nominating and
  Governance Committee of the Board

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Mrs. Hapka, age 41, received a B.S. degree in 1975 from the University of
Minnesota, and a master's degree in business administration from the University of Chicago in 1979.

     From 1975 to 1978 Mrs. Hapka held financial and operations management positions at both General Electric Company and the Joseph Schlitz Brewing Company. In 1979, Mrs. Hapka joined McKinsey & Company, Inc. and held a senior management consulting position until 1984.

     Mrs. Hapka rejoined General Electric Company in 1984, and was general manager of several divisions within its Medical Systems Group until 1987.

     In 1988, Mrs. Hapka joined Control Data Corporation (CDC) as vice president, marketing, and in 1991, was promoted to president of CDC's Data Services group.

     Mrs. Hapka joined US West Communications, Inc. in 1991 as vice president and general manager of Advanced Communications Services, a business unit offering advanced network integration services, and in 1995, was promoted to president and chief operating officer of !NTERPRISE Networking Services. In 1995, she was promoted to executive vice president, markets. In this position she is responsible for all consumer and business sales, customer service and marketing, including voice, data, cable/multimedia and wireless services.

     Mrs. Hapka is also a director of Cray Research Inc.

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[Photo of James J. Howard]

James J. Howard

o Chairman of the Board,
  President and Chief Executive Officer
  Northern States Power Company
o Director since 1990
o Member of Executive, Personnel and
  Nominating and Governance (Chairman)
  Committees of the Board

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Mr. Howard, age 60, graduated from the University of Pittsburgh, receiving a bachelor's degree in 1957. He was awarded a Sloan Fellowship to the Massachusetts Institute of Technology and received a master of science degree in 1970.

     Mr. Howard was president and chief operating officer of Ameritech, the Chicago-based parent of the Bell companies serving Illinois, Indiana, Michigan, Ohio and Wisconsin, prior to joining Northern States Power Company, an electric and gas utility company, as its president and chief executive officer in 1987. Mr. Howard has served as its chairman of the board and chief executive officer since 1988, and in 1994, was also named president.

     Mr. Howard is also a director of Walgreen Company, Ecolab Inc., ReliaStar Financial and the Federal Reserve Bank of Minneapolis. He also serves on the board of overseers for the Carlson School of Management, University of Minnesota, the Board of Trustees for the University of St. Thomas, in St. Paul, Minnesota, and the Board of Visitors for the University of Pittsburgh, Joseph M. Katz School of Business.

     Mr. Howard serves as chairman of the Nuclear Energy Institute, located in Washington, D.C. He also served as the 1994-1995 chairman of the United Way of Minneapolis Area and as chairman of the Edison Electric Institute.

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[Photo of Bruce Karatz]

Bruce Karatz

o Chairman, President and
  Chief Executive Officer
  Kaufman and Broad Home Corporation
o Director since 1992
o Member of Audit and Personnel
  Committees of the Board

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Mr. Karatz, age 50, is a graduate of Boston University, where he received a bachelor's degree in history. He also earned a law degree from the University of Southern California.

     In 1972, Mr. Karatz joined the predecessor of Kaufman and Broad Home Corporation, the largest home builder in the Western United States and one of the largest residential builders in Paris, France, where he held a number of corporate positions prior to being named president of Kaufman and Broad-France in 1976. After returning to the United States, in 1980, he was elected president of all housing operations. In 1986, he was elected president and chief executive officer of Kaufman and Broad Home Corporation, and in 1993, was named chairman of the board.

     Mr. Karatz also is a director of MacFrugal's Bargains Closeouts, Inc., and National Golf Properties, Inc. Among his civic and cultural activities, Mr. Karatz is a trustee of the RAND Corporation, co-chairman of the Mayor's Alliance for a Safer L.A., and a member of the Board of the National Park Foundation, University of Southern California Law Center Board of Councilors, and the Executive Committee of the California Business Roundtable. In 1992, he was inducted into the California Building Industry Hall of Fame.

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[Photo of D. Larry Moore]

D. Larry Moore

o President and
  Chief Operating Officer
  Honeywell Inc.
o Director since 1990
o Member of Executive Committee of
  the Board

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Mr. Moore, age 59, is a graduate of the University of Arizona, where he received a bachelor's degree in engineering in 1958 and a master's degree in business administration in 1959. Mr. Moore also earned a Ph.D. in economics from Arizona State University in 1973.

     Mr. Moore joined Sperry Corporation in 1962 where he advanced with assignments in information systems, operations and marketing. In 1978, he was named vice president of the Sperry Avionics Division, and in 1985 he was chosen to lead Sperry's commercial aviation business as vice president and general manager of Commercial Flight Systems.

     Mr. Moore joined Honeywell in December 1986, when the Sperry Aerospace Group was acquired by the Company. In June 1987, Mr. Moore was appointed vice president of Honeywell's Commercial Flight Systems Group, and in April 1989 he was elected president, Space and Aviation. In 1990, Mr. Moore was elected executive vice president and chief operating officer for Space and Aviation, and Industrial, and a director of the Company. In April 1993, Mr. Moore was elected president and chief operating officer.

     Mr. Moore is also a director of Rohr Inc., Reynolds Metals Company and Geon Company. He is also a member of the board of the Aerospace Industries Association (AIA) and the National Association of Manufacturers (NAM).

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[Photo of A. Barry Rand]

A. Barry Rand

o Executive Vice President
  Xerox Corporation
o Director since 1990
o Member of Finance and Personnel
  Committees of the Board

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Mr. Rand, age 51, is a graduate of the American University, receiving a bachelor's degree in marketing. He also graduated from Stanford University's graduate program, receiving master's degrees in both business administration and management sciences. In addition, Mr. Rand has received a number of honorary doctorate degrees.

     Mr. Rand joined Xerox Corporation, a document processing office equipment company, in 1968. In May 1985, he was elected a corporate officer and in 1987 he was elected president of Xerox's United States Marketing Group. In February 1992, Mr. Rand was promoted to executive vice president and is responsible for worldwide operations.

     Mr. Rand is also a director of Abbott Laboratories and Ameritech Corporation. He serves on the board of overseers of the Rochester Philharmonic Orchestra and is a member of the Stanford University Graduate School of Business advisory council. In 1993, Mr. Rand was inducted into the National Sales Hall of Fame.


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[Photo of Steven G. Rothmeier]

Steven G. Rothmeier

o Chairman of the Board and
  Chief Executive Officer
  Great Northern Capital
o Director since 1985
o Member of Executive, Finance
  (Chairman) and Audit Committees of
  the Board

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Mr. Rothmeier, age 49, is a graduate of the University of Notre Dame and received a master's degree in business administration from the University of Chicago.

     In March 1993, Mr. Rothmeier formed Great Northern Capital, a private investment and merchant banking firm, and serves as its chairman of the board and chief executive officer. Prior to March 1993, Mr. Rothmeier served as president at IAI Capital Group, a venture capital and merchant banking firm. From 1973 to November 1989, he held various senior positions at Northwest Airlines, Inc., and from 1986 to 1989, he served as chairman of the board and chief executive officer of NWA Inc. and Northwest Airlines, Inc.

     Mr. Rothmeier is also a director of Precision Castparts Corp., Department 56, Inc., E.W. Blanch Holdings, Inc., and the Argonne National
Laboratory/University of Chicago Development Corporation (ARCH). He also serves as chairman of the St. Agnes Foundation in St. Paul, Minnesota, and of Catholic Views Broadcast, Inc. Channel 53 Television in Minnesota.

     Mr. Rothmeier is a member of the Council on the Graduate School of Business, University of Chicago, a trustee of the University of Chicago, a member of the American Council on Germany, a director of the Center of the American Experiment, an advisor to the Metropolitan Economic Development Association, and former vice chairman of the U.S. - China Business Council.

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[Photo of Michael W. Wright]

Michael W. Wright

o Chairman of the Board, President and
  Chief Executive Officer
  SUPERVALU INC.
o Director since 1987
  Member of Executive, Finance and
  Personnel (Chairman) Committees of
  the Board

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Mr. Wright, age 57, is a graduate of the University of Minnesota, receiving a
B.A. degree in 1961 and an LL.B. in 1963. He was admitted to the Minnesota Bar in 1963.

     Mr. Wright was a member of the law firm of Dorsey and Whitney from 1963 to 1977. In 1977, he joined SUPERVALU INC., a food distributor and retailer, as senior vice president of administration and as a member of the board of directors. He was elected president and chief operating officer in 1978, chief executive officer in 1981, and chairman of the board in 1982.

     Mr. Wright is also a director of Cargill, Inc., Musicland Stores Corporation, Norwest Corporation and ShopKo Stores, Inc. He is a member of the board of directors of the Food Marketing Institute, National-American Wholesale Grocers Association and the International Center for Companies of the Food and Trade Industry (CIES).

CORPORATE GOVERNANCE
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The Nominating and Governance Committee of the Board of Directors annually reviews and evaluates Board practices at Honeywell and at other well-managed companies and recommends appropriate changes to the Board. Below is a summary of Board practices the Honeywell Board currently follows:

CEO Performance Evaluation

At the conclusion of each year, the non-employee directors evaluate the chief executive officer's performance against performance objectives approved by the Board at the start of the year. Each non-employee director provides an anonymous, written evaluation of the CEO's performance to the Chair of the Nominating and Governance Committee, who prepares an appraisal report that covers the views expressed by directors. The non-employee directors then meet privately to discuss the CEO's performance and to agree on the content of the appraisal, which the Chair of the Nominating and Governance Committee later reviews with the CEO. This performance evaluation is used by the Personnel Committee in the course of its deliberations when considering the compensation of the CEO.

Board Performance Evaluation

The Nominating and Governance Committee biennially conducts an assessment of the Board's performance. This process involves a survey of the individual views of all non-employee directors, which are then shared with the full Board and with management. The assessment is of the Board's contributions as a whole and has the goal of increasing the effectiveness of the Board and its relationship with management.

CEO Succession

The Board views CEO selection as one of its most important responsibilities. The chief executive officer reports annually to the Nominating and Governance Committee on planning for CEO succession either in the event of a sudden emergency or, longer range, when it is time for the CEO's retirement. When a succession of the CEO occurs, the Nominating and Governance Committee manages the process of identifying and selecting the new CEO with the full participation of each of the non-employee directors and the current CEO.

Board Size and Composition

The Board presently has thirteen directors, consisting of eleven non-employee directors and two employee directors. It is the sense of the Board that a size of from ten to fifteen directors is appropriate, and the Board believes there should be a substantial majority of independent, non-employee directors on the Company's Board. The Nominating and Governance Committee is responsible for reviewing on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes issues of diversity, age, skills such as understanding of manufacturing, finance, marketing, technology, regulation and public policy, international background, etc. The principal qualification for a director is the ability to act on behalf of all of the shareholders.

Selection of Directors

The Board is responsible for selecting its own members. The Board delegates the screening process involved to the Nominating and Governance Committee with direct input from the chairman and chief executive officer and from the other directors. The Nominating and Governance Committee annually reviews employment and other relationships of directors, and the Board believes there is no current relationship between any non-employee director and Honeywell that would be construed in any way as compromising the independence of any director.

Director Retirement

Non-employee directors do not stand for re-election at the annual meeting following the first to occur of (i) age seventy or (ii) fifteen years of service as a director. Directors who change the responsibility they held when initially elected are expected to offer to resign from the Board. At that time, the Nominating and Governance Committee reviews the continued appropriateness of Board membership under these new circumstances. The Board has adopted a policy calling for employee directors, including the CEO, to retire from the Board at the time of a change in their status as an officer of the Company, although in special circumstances the Nominating and Governance Committee may request a former CEO to continue as a director for a maximum of one year.

Director Compensation

The staff of the Company reports annually to the Nominating and Governance Committee the status of Honeywell Board compensation in relation to a group of peer companies with which the Company compares its performance. It is policy of the Board that a significant portion of director compensation be in the form of Honeywell stock or stock equivalent units, which fluctuate with the value of Honeywell stock.

Board Agendas and Meetings

The chairman and chief executive officer establishes the agendas for Board meetings. Each director is free to suggest items on the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board reviews and approves Honeywell's yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. The Board also reviews long-range strategic issues at regular Board meetings as well as at periodic, multi-day off-site meetings devoted solely to strategic issues.

Executive Sessions of Outside Directors

The non-employee directors meet privately in executive sessions to review the performance of the chairman and chief executive officer and to review recommendations of the Personnel Committee concerning compensation for the employee directors. The non-employee directors may also meet in executive session at other times during the year to consider issues they deem important to consider without management present. In those instances where the non-employee directors meet without the chairman and chief executive officer present, the chair of the meeting is the chair of the Board committee most relevant to the subject under discussion.

Committees of the Board

The Board currently has the following committees: Audit, Finance, Nominating and Governance, Personnel and Executive, with functions described below. Only non-employee directors serve on the Audit, Finance, Nominating and Governance, and Personnel Committees. At each meeting of the Audit Committee, Committee members meet privately with representatives of Deloitte & Touche LLP, the Company's independent auditors, and with the Company vice president responsible for carrying out the internal audit function. The members of the Personnel Committee meet privately several times during the year to discuss compensation of the employee directors and other issues that Committee wishes to review.


BOARD MEETINGS -- COMMITTEES OF THE BOARD
--------------------------------------------------------------------------------

The Board of Directors held eight regular and one special meeting during 1995. The Executive Committee of the Board does not have scheduled meetings and did not meet during the year. The Board maintains four other standing committees:
Audit, Finance, Nominating and Governance, and Personnel. Membership on these four committees is limited to non-employee directors. Committees on which directors serve are listed adjacent to the pictures of directors on pages 3 through 9.

     The Audit Committee met three times in 1995. Its functions are to: recommend to the Board the independent auditors for Honeywell, establish and review the activities of the independent auditors and the internal auditors, review recommendations of the independent auditors and responses of management, review and discuss with the independent auditors and management Honeywell financial reporting, loss exposures and asset control, monitor the Honeywell program for compliance with policies on business ethics, and direct and supervise any special investigations the Committee deems necessary.

     The Finance Committee met four times in 1995. The functions of the Committee are to review the financial structure, policies, and future plans of the Company as developed and presented by management and to make recommendations concerning them to the Board.

     The Nominating and Governance Committee met four times in 1995. The functions of this Committee are to determine and recommend to the Board criteria for Board membership and the composition, compensation and retirement policy of the Board, to approve nominees for election to the Board, to evaluate performance of the Board and to evaluate the performance of the chief executive officer and other employee directors and recommend their successors. The Committee also evaluates Board practices at Honeywell and at other well-managed companies and recommends appropriate changes to the Board of Directors.

     The Personnel Committee met five times in 1995. The functions of the Committee are to review and report to the Board on Honeywell programs for developing senior management personnel, to review and make recommendations to the Board regarding executive compensation plans and annual compensation for employee directors, and to review, approve and report to the Board concerning administration of existing executive compensation plans and compensation of certain executives.

     The average attendance at meetings of the Board and Board Committees during 1995 was 97 percent.

     The Nominating and Governance Committee will consider qualified nominees for director recommended by shareholders. Recommendations should be sent to:
Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408. Any nominations for director to be made at a shareholder meeting must be made in accordance with the requirements set forth in Honeywell's by-laws. A copy of the relevant portion of the by-laws may be obtained upon request from the Secretary of the Company at the address listed above.


DIRECTOR COMPENSATION
--------------------------------------------------------------------------------

The fees for non-employee directors consist of an annual payment of $32,000 in cash or Honeywell Common Stock, or a combination of cash and stock as determined by each director, plus the sum of $1,200 for each Board meeting and for each Committee meeting attended ($1,800 for the Chair of the Committee). Directors may elect to defer the receipt of fees until retirement from the Board. Amounts so deferred earn interest, compounded annually, at Honeywell's corporate borrowing rate. Directors may also elect to receive their fees in restricted stock equivalent to 110 percent of the underlying retainer or meeting fees selected under this option.

     Non-employee directors who have never been Honeywell employees are not eligible to participate in any of the remuneration or retirement programs for executives. Employee directors do not receive any fees or remuneration for serving on the Board or on any Board Committee.

     Non-employee directors participate in the Restricted-Stock Retirement Plan for Non-Employee Directors. Under that Plan non-employee directors receive annual awards of restricted stock having a market value equal to one-half of the fees earned by a director since the prior annual meeting. Stock issued under the Plan entitles the director to all of the rights of a shareholder, including the right to vote and receive cash dividends. However, such restricted stock is subject to certain restrictions against sale or transfer until a director has served at least five years and until (a) retirement in accordance with Board retirement policy, (b) the director's death or disability, (c) the director is not nominated for reelection to the Board (other than at the director's own request), or (d) the director is not reelected by the shareholders. If a director leaves the Board for any other reason, the director forfeits all rights in all stock awarded under the Plan (unless the Board of Directors, in its discretion, waives forfeiture as to some or all of such stock). The number of shares of stock listed on page 13 as being owned by the following directors includes the following shares awarded under the Plan: A.J. Baciocco, Jr. -- 4,840 shares, E.E. Bailey -- 7,799 shares, E.H. Clark, Jr. -- 8,699 shares, W.H. Donaldson -- 10,351 shares, R.D. Fullerton -- 1,896 shares, J.J. Howard -- 3,340 shares, B. Karatz -- 1,905 shares, A.B. Rand -- 2,540 shares, S.G. Rothmeier -- 6,980 shares, and M.W. Wright -- 5,984 shares.

     Future compensation of non-employee directors will be determined under the Honeywell Non-Employee Directors Fee and Stock Unit Plan, described on pages 23 and 24, if that Plan is approved by shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

Brinson Partners, Inc. ("Brinson Partners"), 209 South LaSalle Chicago, Illinois 60604-1295, notified the Company that as of December 31, 1995, it was "beneficial owner" (as defined in rules of the Securities and Exchange Commission) of 8,897,400 of shares of Honeywell Common Stock, representing 7% of all outstanding shares, and that these shares include 2,368,800 shares "beneficially owned" by its affiliate, Brinson Trust Company. Brinson Partners is a registered investment adviser and has informed Honeywell that all of these shares are held on behalf of various clients.


SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------------------------------------------------------

The following table lists, as of February 29, 1996, the beneficial ownership of Honeywell Common Stock by each director, Named Officer (as hereinafter defined), and all directors and executive officers as a group. No individual director or nominee for director beneficially owned as much as 1% of the total outstanding shares of Common Stock, and all directors and executive officers as a group beneficially owned approximately 1% of the outstanding shares.


                                                                   Options
                                                                   Exercisable
Name of                                             Shares         Within 60
Beneficial Owner                                    Owned          Days
--------------------------------------------------------------------------------
A. J. Baciocco, Jr. ...........................      7,956           --
E. E. Bailey ..................................     11,492           --
M. R. Bonsignore ..............................    126,425*        289,730
E. H. Clark, Jr. ..............................     10,494           --
J. R. Dewane ..................................     33,101*         86,674
W. H. Donaldson ...............................     12,334           --
R. D. Fullerton ...............................      7,491           --
E. D. Grayson .................................     13,845*         48,262
C. M. Hapka ...................................        621           --
J. J. Howard ..................................      7,027           --
E. T. Hurd ....................................     16,585           --
B. Karatz .....................................      6,715           --
D. L. Moore ...................................     83,480*        142,838
A. B. Rand ....................................      4,167           --
S. G. Rothmeier ...............................      8,108           --
M. W. Wright ..................................      8,497           --
Directors and Executive Officers
  as a group ..................................    470,024         727,761

--------------------------------------------------------------------------------

* Includes the following shares of restricted stock subject to compensation plans described on pages 18-19: M.R. Bonsignore 47,343; J.R. Dewane 5,874; E.D. Grayson 6,893; and D.L. Moore 15,275.

================================================================================

EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

The following table shows compensation for services to Honeywell of the persons who during 1995 were the chief executive officer and the other four most highly compensated Executive Officers (hereafter, sometimes collectively referred to as the Named Officers).


SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                                                             Long-Term Compensation
                                                                           ---------------------------
                                            Annual Compensation                      Awards
                                     ----------------------------------    ---------------------------
                                                                Other
                                                               Annual                                      All Other
          Name and                                             Compen-    Restricted Stock     Options      Compen-
     Principal Position     Year     Salary ($)  Bonus ($)    sation ($)   Awards($)(1)(2)     (Shares)    sation($)(3)
-------------------------------------------------------------------------------------------------------------------------
M.R. Bonsignore             1995      682,917     541,616      31,714            -0-           113,131        17,682
Chairman of the Board       1994      624,375     391,858      45,311            -0-            60,000        15,274
and Chief                   1993      552,771     359,657      27,873        2,245,203         105,000        10,698
Executive Officer
-------------------------------------------------------------------------------------------------------------------------
D.L. Moore                  1995      595,104     471,973      19,253            -0-            56,566        15,401
President and Chief         1994      567,188     355,967      51,140            -0-            30,000        14,160
Operating Officer           1993      517,673     336,500      17,231        2,096,208(4)       80,000        13,104
-------------------------------------------------------------------------------------------------------------------------
J.R. Dewane                 1995      279,802     210,806       4,934            -0-            27,475         6,656
President, Space            1994      263,970     145,052       5,107            -0-            17,500         6,801
and Aviation Control (5)    1993      244,888     134,949       2,793          421,341          10,000        10,678
-------------------------------------------------------------------------------------------------------------------------
E.D. Grayson                1995      300,420     189,781       5,693          108,750          29,091        14,308
Vice President              1994      288,720     155,389       4,663            -0-            12,500        12,393
and General Counsel         1993      275,000     141,000       7,342          280,500           7,000         4,832
-------------------------------------------------------------------------------------------------------------------------
E.T. Hurd                   1995      312,075     206,282      57,006            -0-            25,859         7,707
Senior Vice President (5)   1994      277,740     172,338       6,877            -0-            17,500         7,172
                            1993      260,820     121,399       5,360          439,725          11,000        10,250

-------------------------------------------------------------------------------------------------------------------------

(1) Amounts in this column represent the value on the date of grant of (i) restricted stock awards in 1993 and 1995 and (ii) performance restricted stock awards in 1993 under the Performance Stock Program, described in the Report on Executive Compensation on pages 18-19. Awards in the Performance Stock Program involve restricted stock with restrictions that lapse in nine years or at an earlier date (usually three years from the date of grant) if specific performance goals have been achieved.

(2) As of December 29, 1995, the number and value of aggregate shares of restricted stock held by the Named Officers is: M.R. Bonsignore (67,866 shares; $3,299,984); D.L. Moore (33,351 shares; $1,621,692); J.R. Dewane
     (12,825 shares; $623,616); E.D. Grayson (l1,500 shares; $559,187); and E.T.
     Hurd (13,200 shares; $641,850). Dividends are paid on all restricted Common Stock at the same rate as paid on the Company's Common Stock.

(3) Compensation reported represents (a) the value of Company contributions of Honeywell stock to the Company 401(k) Plan, and (b) the value of premiums paid by the Company on split-dollar life insurance. For 1995, the dollar value of each benefit is: M.R. Bonsignore; (a) $4,350, (b) $13,332; D.L. Moore; (a) $4,351, (b) $11,050; J.R. Dewane; (a) $4,276, (b) $2,380; E.D.
     Grayson; (a) $3,817, (b) $10,491; and E.T. Hurd; (a) $4,359, (b) $3,348.

(4) Under the terms of an employment agreement, D.L. Moore initially received 30,000 shares of restricted stock, of which 5,000 shares were to vest in 1995; while included in the amount set forth in this table, all of these shares of restricted stock were forfeited by Mr. Moore on February 21, 1995 in the amendment to the employment agreement described on page 19.

(5) J.R. Dewane and E.T. Hurd became Executive Officers of the Company in April, 1993.


OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Potential Realizable Value at Assumed Annual
                                                                                      Rates of Stock Price Appreciation for Option
                            Individual Grants (1)                                                         Term (2)
--------------------------------------------------------------------------------    ------------------------------------------------
                            Number of    % of Total
                            Securities    Options
                            Underlying   Granted to
                              Options     Employees   Exercise or
                              Granted     in Fiscal   Base Price    Expiration
Name                            (#)          Year       ($/Sh)         Date          0%($)           5% ($)           10% ($)
----                          -------        ----        ----          ----          -----          ------           -------
M.R. Bonsignore ...........   113,131        6.10       43.3125       7/17/05          0           3,081,575         7,809,316

D.L. Moore ................    56,566        3.00       43.3125       7/17/05          0           1,540,801         3,904,693

J.R. Dewane ...............    27,475        1.50       43.3125       7/17/05          0             748,391         1,896,571

E.D. Grayson ..............    29,091        1.60       43.3125       7/17/05          0             792,410         2,008,122

E.T. Hurd .................    25,859        1.40       43.3125       7/17/05          0             704,373         1,785,020
------------------------------------------------------------------------------------------------------------------------------------
All Shareholders (3) ......     N/A          N/A          N/A           N/A            0       3,458,765,131     8,765,189,928
All Optionees ............. 1,876,366       100.0       43.4450                        0          50,232,609       126,995,268
Optionee Gain as % of All
Shareholders' Gain ........     N/A          N/A          N/A           N/A           N/A                1.4%               1.4%

------------------------------------------------------------------------------------------------------------------------------------

(1) Stock options to executives, including the Named Officers, become exercisable eighteen months after the grant date, and to other optionees, one year after the grant date; and the option exercise price may be paid in cash, shares or a combination. The options shown for Named Officers include both Incentive Stock Options and nonqualified stock options. Nonqualified stock options currently are subject to a reload feature: when a nonqualified option is excercised with the payment of the exercise price by delivery of previously-owned shares of the Company's Common Stock, a reload option is granted for the number of shares used to pay the exercise price, with a new exercise price equal to the market value of the Company's Common Stock on the date of exercise and a term expiring on the expiration date of the original option.

(2) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the Company's stock price.

(3) For "All Shareholders" the gain is calculated from $43.3125, the fair market value of the Company's Common Stock on July 18, 1995, when stock options were granted, and is measured over the ten-year period ending July 17, 2005, when those stock options expire.


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                                           Number of Securities
                                                                Underlying        Value of Unexercised
                                                            Unexercised Options   In-the-Money Options
                                                                    at                     at
                                                                FY-End (#)             FY-End ($)
                                                                 --------              ----------
                          Shares Acquired       Value          Exercisable/           Exercisable/
Name                      on Exercise (#)   Realized ($)       Unexercisable          Unexercisable
----                      ---------------   ------------       -------------          -------------
M.R. Bonsignore ...........     -0-              -0-          289,730/168,131      5,766,277/1,355,302
D.L. Moore ................   36,718           747,359        124,838/111,566      2,003,624/1,090,153
J.R. Dewane ...............    4,556            79,662         86,674/ 27,475      1,813,377/  128,789
E.D. Grayson ..............     -0-              -0-           48,262/ 29,091        618,512/  136,364
E.T. Hurd .................   55,487           597,186          -0-  / 25,859          -0-  /  121,214


--------------------------------------------------------------------------------

REPORT ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Personnel Committee

The Personnel Committee of the Board of Directors, consisting of independent directors, is responsible for establishing compensation policies that apply to executives and managers of the Company, including the Executive Officers. The Personnel Committee has adopted a management compensation program based on the following compensation principles:

     o Honeywell provides the level of total compensation necessary to attract and retain the best executives in its industries.

     o Compensation is linked to performance and to the interests of shareholders.

     o    Compensation programs recognize both individual and team performance.

     o    Compensation balances rewards for short-term vs. long-term results.

     o Compensation programs include features that encourage executives to make a long-term career commitment to Honeywell and its shareholders.

     o    Plans include measurements based on quality and customer satisfaction.

     The Personnel Committee annually reviews total compensation for Honeywell executives, as well as each component of compensation, with decisions on compensation for employee directors subject to the approval of the Board of Directors. The review of compensation involves a market comparison of compensation and changes in compensation for equivalent positions in related industrial groups and selected peer companies, based on surveys provided by the Company's staff and by independent compensation consultants. Honeywell's primary market comparison is a group of twenty-one manufacturing companies, each with annual revenue in excess of $4 billion (hereinafter referred to as the "Compensation Peer Group"). These companies were chosen because they (i) operate in businesses similar to Honeywell's, (ii) compete for executives with experience and skills similar to those Honeywell requires, (iii) have an extended history of successful financial performance, and (iv) submit their executive compensation data to the executive compensation database maintained by the consulting firm that provides this executive compensation survey information to Honeywell. The Compensation Peer Group is not the same as the composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index used in the performance graph on page 20; however, ten of the twenty-one companies in the Compensation Peer Group are among the eighteen companies included in the composite index.

     In analyzing compensation, the Personnel Committee utilizes a compensation consulting firm to survey executive jobs at the Compensation Peer Group in order to develop a target compensation for each executive job category. Target compensation is based on the median of actual compensation as adjusted by the consultant to reflect variations in revenue among the companies in the Compensation Peer Group, i.e. positions with similar responsibilities will receive greater compensation at a company with greater revenue. Target compensation is compared to results in several standard compensation surveys to verify market position. Compensation decisions on individual executives may also be based on other, subjective factors such as individual performance, level of responsibility or unique skills of the executive.

     The compensation program for 1995 was designed to ensure that compensation paid to the Named Officers will qualify for deductibility under Section 162(m) of the Internal Revenue Code. In 1995, the Company's shareholders approved the Honeywell Senior Management Performance Incentive Plan (hereinafter the "Performance Incentive Plan"),which provides for annual incentive payments to participants in the Performance Incentive Plan that qualify for deductibility under Section 162(m). The Personnel Committee has determined that it will make every reasonable effort, consistent with sound executive compensation principles and the needs of the Company, to ensure that amounts paid the Named Officers are deductible by the Company. The Committee notes, however, that increases in compensation granted to Mr. Bonsignore and Mr. Moore on April 20, 1993, upon their respective promotions to chief executive officer and chief operating officer (described more fully on page 19), could result in a loss of deductibility in years after 1995 under regulations, issued by the Internal Revenue Service, covering Section 162(m), which was enacted into law on August 10, 1993 (i.e. the contracts were adopted before passage of the new law but after the effective date of the new law).

Annual Compensation

The Personnel Committee has established the Corporate Executive Compensation Plan to provide annual cash compensation consisting of base salary and short-term annual incentive (reported in the Bonus column of the Summary Compensation Table on page 14). The objective of the Corporate Executive Compensation Plan is to deliver total annual cash compensation competitive with compensation offered at other leading, high-technology companies for similar jobs while at the same time linking the payment of the annual cash incentive to the achievement of specific objectives in the Company's annual operating plan as approved by the Board of Directors. The mix between salary and annual incentive pay is related to an executive's job grade. Executives at higher grade levels in the Company have a greater percentage of their total cash compensation contingent on the accomplishment of business objectives, i.e. the higher the executive grade level, the greater the proportion of annual compensation is at risk.

Salary

Annual salary is designed to compensate executives for their sustained performance. Salary ranges and target increases for each compensation grade are established under spending guidelines approved by the Personnel Committee. Spending guidelines for increases to the executive base salaries are based on a comparison of Honeywell salaries to the survey of the Compensation Peer Group, anticipated salary increases at other companies for the upcoming year and Honeywell operating budget requirements. Salary increases are also affected by the subjective review of an executive's performance through annual review by the executive's superior. Yearly salary increases for Executive Officers are reviewed and approved in advance by the Personnel Committee. For 1995, the Personnel Committee approved average salary increases (excluding promotions) for the Executive Officers of 6.3 percent at an average frequency of 12.6 months from the date of the last increase. The salaries paid to Executive Officers in 1995 were projected to be at the median of the Compensation Peer Group.

Annual Incentive

The maximum annual incentive for Mr. Bonsignore and Mr. Moore, who were both selected by the Personnel Committee to be participants in the Performance Incentive Plan, is (i) 35 percent and 25 percent, respectively, of an incentive compensation pool consisting of l percent of income from continuing operations before income taxes, or (ii) a lesser amount based on factors established under the Corporate Executive Compensation Plan, which is applicable to all other executives in the Company.

     Under the Corporate Executive Compensation Plan each executive grade level is assigned a fixed percentage of annual salary as the target, on-plan annual incentive opportunity. The percentage is established by the Personnel Committee based on survey information on short-term incentive opportunity available for similar positions at the Compensation Peer Group, and for 1995, annual incentive was targeted at the median of the Compensation Peer Group. For the Executive Officers, this ranges from 40 percent of annual salary to 60 percent of annual salary in the case of the chief executive officer.

     The formula for payment of annual incentive relating to Company performance during 1995 was based on the Company's operating results (adjusted for special items) with 50 percent of the on-plan incentive to be paid if the Company achieved the net income objective established in the 1995 operating plan approved by the Board of Directors, 30 percent to be paid if the Company achieved the return-on-investment objective in the 1995 operating plan, and 20 percent to be paid if the Company achieved the working capital objective in the 1995 operating plan. Participants in the Plan receive no payment on each objective until a fixed threshold of the performance objective is achieved, with payments increasing, as results improve, from 50 percent to 100 percent of target incentive at the on-plan performance objective and to a maximum of two-times the target incentive if a specified premium to the performance objective is achieved. For participants other than Mr. Bonsignore and Mr. Moore, the target, on-plan annual incentive could be increased or decreased by 10 percent for each of two supplemental objectives relating to how well a participant's business unit performed on (i) customer satisfaction and (ii) a specific performance objective established for that unit. In no event can the amount paid as annual incentive to an individual exceed two times the target incentive opportunity (percent of annual salary) established by the Committee at the beginning of 1995.

     The Company achieved the 1995 objectives in net income, return-on-investment and working capital, and with the adjustments for the two supplemental objectives, the resulting annual incentive approved by the Committee for Executive Officers averaged 142 percent of the target incentive opportunity. The 1995 annual incentive for the five Named Officers is set forth in the Bonus column of the Summary Compensation Table. The 1995 incentive compensation paid to Executive Officers was not impacted by the Company's by-law limitation, as more fully described on page 21, as the total amount awarded in 1995 did not exceed the available amount as prescribed under the by-law.

Stock Ownership

Ownership of Honeywell stock is expected of Honeywell executives. The
Personnel Committee believes that linking a significant portion of an executive's current and potential future net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to that of the Company owners and results in management for the benefit of those owners.

     In 1990, the Personnel Committee established ownership guidelines to promote this alignment of management and shareholder interests. Senior executives are expected to accumulate and hold Honeywell stock having a value at least equal to a set percentage of their annual salary level; executives in higher grade levels are expected to own a larger multiple of their salary in stock. The Executive Officers have the following ownership goals: chief executive officer and chief operating officer -- three times the mid-point of grade salary range; business presidents and chief financial officer -- two times the mid-point of grade salary range; and other Executive Officers -- one and one-half times the mid-point of grade salary range. To meet ownership guidelines executives may exercise stock options, retain unrestricted shares paid out in incentive programs or make open market purchases; however, shares received as restricted stock or through the Company's match of stock in the 401(k) Plan will not be counted.

Long Term Incentive -- Stock Options

Stock options provide compensation that closely links the interests of management and shareholders. Stock options have been granted periodically at the fair market value of Honeywell Common Stock on the date of the grant, exercisable one year from the date of the grant. Based on annual market surveys of long-term incentive, the Personnel Committee approves a target number of shares for each executive grade level. Management makes recommendations to the Committee as to how many, if any, shares will be granted to each executive based on the subjective application of one or more of the following criteria:

     o executive's ability to impact financial performance in terms of profitability and revenue,

     o executive's past performance,

     o expectations of executive's future contributions.

All individual stock option grants are reviewed and approved by the Personnel Committee. In 1995, the Committee increased the usual numbers of shares granted and extended vesting to eighteen months, to reflect the Committee's decision to defer the next regular grant of options from July 1996 until February 1997. In approving stock options granted in 1995, the Committee did not take into consideration the amount of stock options and restricted stock already held by an executive.

Long Term Incentive -- Performance Stock Program

The Performance Stock Program (hereinafter the "Program"), established pursuant to the 1988 Honeywell Stock and Incentive Plan, was designed to motivate senior executives whose work most affects Company earnings and tie their compensation directly to Honeywell's long-term financial objectives. For the current award period of this Program, the Personnel Committee selected eligible executives early in 1993 and determined the number of shares of restricted stock to be issued to each participant. The shares were restricted until the earlier to occur of: (i) the achievement of performance goals within a specified measurement period, usually three years, or (ii) nine years.

     For the three-year period, 1993 to 1995, the Personnel Committee established the following performance objectives for the Program: one-third of the shares granted were tied to the Company's achieving the cumulative pre-tax profit objective for 1993-1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective was reached or exceeded at the end of 1995, the restrictions on this one-third of the shares were to be released. If 90 percent of the objective was reached, restrictions were to be waived on one-half of this one-third portion, and if results fell within 90 and 100 percent of the objective, this portion of the award was to be pro-rated.

     For a second objective, the Personnel Com-mittee tied one-third of the shares granted to Honeywell's total shareholder return (stock appreciation plus dividends) compared to the performance of a group of selected peer companies. If Honeywell ranked in the top quartile, restrictions were to be waived on this one-third portion of shares; if Honeywell ranked in the second quartile, restrictions were to be waived on one-half of this portion. Performance of this objective was measured at the end of 1995 against results for 1993-1995; and, alternatively, performance was measured each year within the three-year period with any resulting award applied to one-third of the shares allocated to this objective.

     For a third objective, one-third of the shares granted were tied to the Company's achieving the revenue objective for 1995 that had been established in the 1993 long-range plan approved by the Board of Directors. If the objective was reached or exceeded by the end of 1995, the restrictions on this one-third of the shares were to be released. If 90 percent of the objective was reached, restrictions were to be waived on one-half of this one-third portion, and if results fell within 90 and 100 percent of the objective, this portion of the award was to be pro-rated.

     Honeywell financial performance for 1993-1995 measured against the three performance objectives resulted in the release of 54.2 percent of the performance restricted shares granted to Executive Officers including the Named Officers. The shares of restricted stock initially awarded in 1993 under this Program to the five Named Officers are included in the Restricted Stock Awards column of the Summary Compensation Table.

     Long term incentive, including stock options and the Performance Stock Program, awarded to Executive Officers in 1995 is at the median of the Compensation Peer Group.

Restricted Stock

The Personnel Committee has occasionally granted restricted stock with a fixed restriction period to insure retention of key executives or as part of the compensation provided to a new executive hired from outside the Company. During 1995, three Executive Officers were granted a total of 36,000 shares of restricted stock with vesting restrictions of from three to six years.

Employment Agreements

At the time Mr. Moore became president and chief operating officer, in April 1993, he entered into an employment agreement with the Company, which was subsequently amended in February 1995. Under the agreement, as amended, Mr. Moore received stock options for 55,000 shares, priced at fair market value on the date of grant, with options vesting under the following schedule: options for 18,000 shares on March 1, 1996, options for 18,000 shares on March 1, 1997, and options for 19,000 shares on March 1, 1998. The agreement also provides that upon his retirement from the Company, Mr. Moore will receive sixty monthly payments of $34,026, in addition to his normal retirement benefit, which, regardless of when he retires, is guaranteed to be not less than the retirement benefit he would have received if he retired at age 60.

     At the time of Mr. Hurd's reassignment as senior vice president, in January 1995, he entered into an employment agreement with the Company, guaranteeing salary and regular annual incentive through January 1996 and providing Mr. Hurd, when he retires, a severance payment equivalent to one year's base pay plus on-plan annual incentive.

Chief Executive Officer

Michael R. Bonsignore became chairman of the board and chief executive officer at the 1993 Annual Meeting of Shareholders. The non-employee directors on the Board of Directors meet annually, in private, to review the chief executive officer's performance, and the conclusions of these directors are used by the Personnel Committee in setting salary and other compensation for the coming year. In 1995, Mr. Bonsignore received a 8.3 percent salary increase 13 months after his previous increase. The Committee determined that the 1995 annual incentive award to Mr. Bonsignore should be based on the factors established under the Corporate Executive Compensation Plan, described on pages 16 through 18, and therefore as a result of the Company's performance during the year, Mr. Bonsignore received 132 percent of the target incentive opportunity established at the beginning of the year. Mr. Bonsignore's total annual compensation, including salary and annual incentive, is below the median for his position in the Compensation Peer Group.

     Participation in the Performance Stock Program by Mr. Bonsignore is governed by the same performance measurement factors that apply to other Executive Officers. (See the explanation of Long Term Incentive--Stock Options, page 18.) In July 1995, Mr. Bonsignore received a stock option grant for 113,131 shares, which was above the median for his position but reflects the Committee's decision to defer the next regular grant of options from July 1996 until February l997. At the time he became chief executive officer in 1993, Mr. Bonsignore received a special long-term award consisting of 30,000 shares of restricted stock and a stock option, priced at current fair market value, for 55,000 shares, both vesting in April 1998.

Submitted by the Personnel Committee of the Board of Directors:

A. J. Baciocco, Jr.
J. J. Howard
B. Karatz
A. B. Rand
M. W. Wright, Chair

PERFORMANCE GRAPH
--------------------------------------------------------------------------------

The graph below compares the cumulative total shareholder return on Honeywell's Common Stock for the last five fiscal years with the cumulative total return of
(1) the S&P 500 Index and (2) a composite of the S&P Electrical Equipment Index and the S&P Aerospace and Defense Index. The composite index is weighted two-thirds Electrical Equipment and one-third Aerospace and Defense to reflect the approximate division in the Company's revenue between (i) its Home and Building Control and Industrial businesses and (ii) its Space and Aviation business. The graph assumes the investment of $100 in Honeywell's Common Stock, the S&P 500 Index and the Composite Industry Index at the market close on December 31, 1990 and the reinvestment of all dividends.



  [The following table was represented by a line graph in the printed material]


--------------------------------------------------------------------------------
                                                       S&P EE/SP
                                                       Aerospace
Year           Honeywell           S&P 500             & Defense
----           ---------           -------             ---------
1990              100                100                  100
1991              150                130                  128
1992              157                140                  139
1993              166                154                  171
1994              157                156                  177
1995              249                215                  263

--------------------------------------------------------------------------------
                                       20

BY-LAW LIMITATION ON INCENTIVE COMPENSATION PAYMENTS
--------------------------------------------------------------------------------
Article XII of the by-laws, adopted by the stockholders in 1954, limits the total amount of incentive compensation which may be paid to "officers, heads of departments and other executives and key employees of the Corporation and its subsidiaries whose work most affects the Corporation's earnings." Incentive compensation set aside for any year for that group may not exceed three percent of the Company's consolidated income for that year (excluding the whole or any part of any item of unusual or nonrecurring income or loss as determined by the Personnel Committee of the Board) before federal or state taxes on income and before provision for incentive payments, provided that no payments may be made for any year in which a dividend of less than $.0625 Per share of Common Stock (as presently constituted) is paid. The Personnel Committee has identified the 62 senior executives whose work most affects Company earnings. Incentive compensation awarded under the Honeywell Senior Management Performance Incentive Plan and the Corporate Executive Compensation Plan described on pages 16 through 18 in the Report on Executive Compensation and the incentive portion of awards accrued under the Performance Stock Program described on pages 18 and 19, are subject to this by-law limitation. The total amount available under Article XII of the by-laws for 1995 incentive compensation to the 62 executives who were eligible in 1995 is $15,360,030 and the total incentive compensation awarded or accrued under all incentive arrangements for these 62 executives of the Company and its subsidiaries in 1995 is $6,490,365.


PENSION PLAN TABLE
--------------------------------------------------------------------------------
               Remuneration                                           Years of Service
                                              --------------------------------------------------------------------
(Average of Salaries Plus Incentive
Payments During Highest 60 Consecutive
Months of 120 Months Prior to Retirement)          15            20             25             30             35
------------------------------------------------------------------------------------------------------------------
            $ 100,000                         $  21,786     $  29,048      $  36,310      $  43,572      $  46,072
                                              --------------------------------------------------------------------
              300,000                            69,786        93,048        116,310        139,572        147,072
                                              --------------------------------------------------------------------
              500,000                           117,786       157,048        196,310        235,572        248,072
                                              --------------------------------------------------------------------
              700,000                           165,786       221,048        276,310        331,572        349,072
                                              --------------------------------------------------------------------
              900,000                           213,786       285,048        356,310        427,572        450,072
                                              --------------------------------------------------------------------
            1,100,000                           261,786       349,048        436,310        523,572        551,072
                                              --------------------------------------------------------------------
            1.300,000                           309,786       413,048        516,310        619,572        652,072
------------------------------------------------------------------------------------------------------------------

Honeywell and its subsidiaries maintain a variety of pension and retirement plans for their employees. The table above illustrates the annual benefits payable by the Company in specified remuneration and years-of-service classifications at normal retirement under the Retirement Benefit Plan. Remuneration utilized for pension formula purposes includes salary and annual bonus reported as set forth in the Table on page 14. (Directors who have not been employees of the Company do not receive benefits under this Plan.) This Plan was amended, effective July 1, 1989, to comply with the Tax Reform Act of 1986. The Plan is a defined benefit plan. Contributions by Honeywell, when required by the Plan, are determined on an actuarial basis and are not made primarily for the benefit of any individual. The credited years of service for the Named Officers in the Table on page 14 are: M.R. Bonsignore -- 25 years; D.L. Moore -- 33 years; J.R. Dewane -- 35 years; E.D. Grayson -- 3 years; and E.T. Hurd -- 33 years. A portion of the benefits shown in the table may be paid pursuant to the Company's supplementary retirement plans, rather than from plan trusts, due to limitations imposed by the Internal Revenue Code, which restricts the amount of benefits payable under tax-qualified plans.


CHANGE IN CONTROL AND TERMINATION ARRANGEMENTS
--------------------------------------------------------------------------------

The Company maintains several executive benefit plans and agreements which provide for enhanced employee benefits upon "a change in control" of the Company. The 1993 Honeywell Stock and Incentive Plan, and 1988 Honeywell Stock and Incentive Plan have change in control provisions. Under these Plans, a change of control will generally be deemed to have occurred upon (i) a third party's acquisition of thirty percent or more of the Company's stock, (ii) a change in the majority of the members of the Company's Board of Directors, (iii) a merger, consolidation or liquidation of the Company, or (iv) a sale of all or substantially all of the assets of the Company. The term "change in control" is defined identically in each of the Plans.

     The 1993 Honeywell Stock and Incentive Plan and the 1988 Honeywell Stock and Incentive Plan generally provide for the award of options, restricted stock and stock-based awards. Upon a change in control, all options become immediately exercisable and all restricted shares become immediately vested. Additionally, all performance-based awards are paid out, assuming attainment of Company performance goals, based on the highest per share amount paid by a third party in connection with a change in control, prorated to the date of change in control.

     The Company's Retirement Benefit Plan (the "Retirement Plan") provides retirement benefits as described herein. In the event of (i) the Retirement Plan's termination, (ii) the Retirement Plan's merger or consolidation with another plan or (iii) the transfer of assets from the Retirement Plan to another plan, within the three-year period following a change in control, all assets in excess of those needed to satisfy the Retirement Plan's obligations to its participants and beneficiaries will first be applied to Company payments for pre-65 post-retiree medical benefits to the maximum extent permitted by law, with any remaining assets applied to provide increased retirement benefits on a proportional basis to active participants, retired participants and some vested terminated participants.

     The supplementary retirement plans generally provide for the payment of retirement benefits in excess of those provided by the Company's qualified retirement plans. Upon a change in control, participants' accrued benefits under any of the plans become fully vested and are paid out in a lump sum following termination of employment after the change in control.

     The Company has established a grantor trust under Sections 671 through 677 of the Internal Revenue Code in connection with the Honeywell Corporate Executive Compensation Plan, the Honeywell Supplementary Retirement Plan and various Supplementary Executive Retirement Plans. The trust agreement requires the Company to transfer amounts to the trust that are intended to pay all or a portion of its obligations under the plans set forth above. Under the trust, the trustee will pay participants in the supplementary retirement plans or their beneficiaries, subject to claims of the Company's creditors, the amounts to which they are entitled under the terms of those plans unless the Company elects to pay the benefits directly. If the funds in the grantor trust are insufficient to pay amounts due supplementary retirement plan participants or their beneficiaries, the deficiency will be paid by the Company.

     The Company has entered into executive termination agreements (the "Agreements") with 25 of its executives, including each of the Named Officers. The Agreements will be automatically extended each January 1 unless the Company gives notice to an executive by October 1 of the preceding year that it does not wish to extend the term of the executive's Agreement. If a change in control occurs at any time during the term of an Agreement, the term is automatically extended for a period of thirty-six months, but not beyond the end of the month in which the executive would reach age 65. If subsequent to a change in control an executive's employment is terminated during the term of the executive's Agreement by the Company for reasons other than cause (as defined in the Agreement) or by the executive as a result of certain changes in the executive's duties, compensation, benefits or location, the executive will receive a lump sum payment equal to up to three-times (in some cases, two-times) the executive's annual salary and on-plan incentive bonus or the average of the executive's annual bonuses during the three-year period preceding a change in control, whichever is higher. The Company will also provide the executive with medical, life insurance and disability coverage for a period of up to three years (in some cases, two years). In the event that any payments made to an executive in connection with a change in control are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Company will make additions to such executive's payments as necessary to restore the executive to the same after-tax position he or she would have had if the excise tax had not been imposed.

================================================================================

APPROVAL OF AUDITORS
--------------------------------------------------------------------------------

It is intended that the shares represented by the enclosed proxy will be voted (unless the proxy indicates to the contrary) to approve the selection of Deloitte & Touche LLP, independent public accountants, to examine the financial statements to be included in the 1996 Annual Report to Shareholders.

     A partner of Deloitte & Touche LLP will be present at the Meeting, will be given the opportunity to make a statement, and will also respond to appropriate questions.

     The Board of Directors recommends a vote FOR approval of the selection of Deloitte & Touche LLP as the independent public accountants.


================================================================================

PROPOSED HONEYWELL NON-EMPLOYEE DIRECTORS FEE AND
STOCK UNIT PLAN
--------------------------------------------------------------------------------

Introduction

The Board of Directors has adopted, subject to shareholder approval, the Honeywell Non-Employee Directors Fee and Stock Unit Plan (hereinafter the "New Director Plan"). If approved by shareholders, the New Director Plan will replace
(i) the Honeywell Restricted-Stock Retirement Plan for Non-Employee Directors, which was approved by shareholders in 1988, (hereinafter the "1988 Restricted-Stock Plan") and (ii) the Compensation Plan for Outside Directors (hereinafter the "Director Compensation Plan").

     The Board of Directors believes that a significant portion of director compensation should be in the form of Honeywell stock or stock equivalent units whose value fluctuates with the value of Honeywell stock (hereinafter "Stock Units"). The principal purpose of the New Director Plan is to utilize Stock Units in replacement of restricted Honeywell Common Stock (hereinafter "Restricted Stock") either (i) issued under the 1988 Restricted-Stock Plan or
(ii) available to directors as an option under the Director Compensation Plan. It is not intended that the New Director Plan offer directors any increase in compensation.

     The following summary description of the New Director Plan is qualified in its entirety by reference to the full text of the New Director Plan, which is attached to this Proxy Statement as Exhibit A.

Principal Features of New Director Plan

o Basic Elements of Compensation Remain Unchanged with Stock Units Replacing Restricted Stock Used in Prior Plans.

     (a) Directors have the option of receiving their annual retainer and meeting fees (i) in cash, (ii) in Stock Units or (iii) in a combination of cash and Stock Units. A director may elect to defer any portion of such fees that is otherwise payable in cash; amounts so deferred earn interest at Honeywell's corporate borrowing rate. If a director elects to receive the annual retainer or fees in Stock Units, the director will receive Stock Units having a value equal to 110 percent of the annual retainer or meeting fees selected under this option.

     (b) On the date of each Annual Meeting, commencing with the 1996 Annual Meeting, each director who has served as a director during the preceding year will receive an award of Stock Units having a value equal to one-half of the annual retainer and meeting fees earned by the director during the preceding year.

o  Conversion of Awards under Prior Plans.

     (a) On the date of the 1996 Annual Meeting, directors' Restricted Stock issued under the 1988 Restricted-Stock Plan (currently 54,334 shares) or the Director Compensation Plan (currently 12,845 shares) will be canceled and directors will be credited with an equivalent number of Stock Units.

     (b) Under the terms of the 1988 Restricted-Stock Plan, six of the directors also own a total of 1,541 shares of restricted common stock of Alliant Techsystems, Inc., which was issued to shareholders of Honeywell on September 28, 1990. On the date of the 1996 Annual Meeting, these shares will be canceled, and directors will receive the number of Stock Units equal to the total value, on that date, of their restricted common stock of Alliant Techsystems, Inc. divided by the fair market value of Honeywell Common Stock on that date. On February 29, 1996, the closing price of the common stock of Alliant Techsystems, Inc. was $50.00, and the closing price of Honeywell Common Stock was $53.00.

     (c) Under the Director Compensation Plan, six of the current directors had elected during prior years of service to defer receipt of the annual retainer or meeting fees until retirement from the Board, with the deferred funds earning interest annually at the Company's corporate borrowing rate. The New Director Plan allows these directors a one-time option to cancel, as of the 1996 Annual Meeting, all or a portion of their deferred compensation accounts in exchange for an award of the number of Stock Units equal to the amount so canceled divided by the fair market value of Honeywell Common Stock on the date of the 1996 Annual Meeting. As of December 31, 1995 the total value of the six deferred compensation accounts amounted to $1,607,182.

o Dividend Equivalents Rights. The grant of Stock Units will not confer on a director any rights as a shareholder of the Company (such as the right to vote and the right to receive dividends); however, on each dividend payment date, each outstanding Stock Unit will be credited with additional Stock Units (including fractional Stock Units) having a value equivalent to the applicable dividend per share on Honeywell Common Stock.

o Delivery of Shares and Payment of preferred Fees. Shares of Honeywell Common Stock will be delivered in respect of Stock Units upon a director's termination of service as a director. However, upon a change-in-control of the Company, a director will receive cash in lieu of Common Stock based on the higher of the fair market value of Honeywell Common Stock on the date of the change-in-control and the price paid for Honeywell Common Stock in the transaction constituting the change-in-control. Deferred fees will be paid on the earlier of a director's termination of service as a director and a change-of-control of the Company.

o Administration and Amendment. The New Director Plan will be administered by a committee of the Board of Directors (currently the Nominating and Governance Committee). The Board of Directors may, at any time, amend or terminate the New Director Plan, but no amendment or termination may reduce a director's rights under previously granted awards or with respect to any fees previously earned without the consent of a director. No amendment that requires shareholder approval in order for the New Director Plan to continue to comply with Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended, will be effective unless approved by the requisite vote of shareholders.

o Shares Available for Issuance. A maximum of 300,000 shares of Honeywell Common Stock may be issued under the New Director Plan, subject to adjustment in the event of certain corporate transactions, including stock dividends and splits and other changes in the capital of the Company. Approximately 68,000 issued and outstanding shares of Honeywell Common Stock will be canceled with the replacement of Restricted Stock issued under the 1988 Restricted-Stock Plan and the Director Compensation Plan.

Other Information

There are currently eleven non-employee directors of the Company. The New Director Plan includes provisions applicable only to Canadian citizens who serve as non-employee director, which provide: (i) Restricted Stock previously issued under either the 1988 Restricted Stock Plan or the Director Compensation Plan will not be converted to Stock Units, and (ii) no shares of Honeywell Common Stock will be delivered in respect of Stock Units, and no deferred fees will be paid, except upon termination of service as a director.

The favorable vote of a majority of shares present in person or by proxy at the Annual Meeting is required for approval of the New Director Plan; abstentions will, and broker non-votes will not, be counted as being present at the Annual Meeting for this purpose. In the event the New Director Plan does not receive the favorable majority vote, the 1988 Restricted-Stock Plan and the Director Compensation Plan will continue in effect.

     The Board of Directors recommends a vote FOR approval of the Honeywell Non-Employee Directors Fee and Stock Unit Plan.

================================================================================

OTHER INFORMATION
FURNISHED PURSUANT TO REGULATIONS OF THE
SECURITIES AND EXCHANGE COMMISSION
--------------------------------------------------------------------------------

Honeywell pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by Honeywell officers and employees without additional compensation. Honeywell pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. In addition, Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for the 1996 Annual Meeting of Shareholders at a fee of approximately $18,000 plus associated costs and expenses.

Compliance with Section 16(a) of the Securities
Exchange Act of 1934

Section 16(a) requires the Company's directors and executive officers to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Company's Common Stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. The Form 4 reports previously filed by the Company on behalf of Mr. A. Rand, a director, failed to include stock acquired by him under the Company's dividend reinvestment plan. The Company subsequently filed with the Securities and Exchange Commission a Form 5 report that included this stock information.

Shareholder Proposals for 1996

An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 1997 Annual Meeting of Shareholders must notify the Secretary of the Company. The proposal must be received at the Company's offices no later than November 11, 1996. A shareholder must have been a registered or beneficial owner of at least one percent of the Company's outstanding common stock or stock with a market value of $1,000 for at least one year prior to submitting the proposal, and the shareholder must continue to own such stock through the date on which the Meeting is held.

The Company's by-laws outline procedures, including minimum notice provisions, for shareholder nomination of directors and other shareholder business to be brought before the Annual Meeting. A copy of the pertinent by-law provisions is available on request to the Secretary of the Company, Honeywell Inc., Honeywell Plaza, Minneapolis, Minnesota 55408.


By Order of the Board of Directors
Sigurd Ueland
Secretary


                                                            Dated March 11, 1996

See enclosed proxy -- please sign and mail promptly.

                                                                       EXHIBIT A
================================================================================

HONEYWELL NON-EMPLOYEE DIRECTORS FEE AND STOCK UNIT PLAN
--------------------------------------------------------------------------------

     1. Purpose of the Plan. The purpose of the Honeywell Non-Employee Directors Fee and Stock Unit Plan ("Plan") is to grant Awards of Stock Units to non-employee directors of the Company in order to align their compensation with the equity interests of the Company's stockholders. The Plan provides for compensation through the payment of Directors' Annual Retainer and Meeting Fees in cash or Stock Units, or for the deferral of such fees. The Plan shall become effective on the date ("Effective Date") the Plan is approved by the stockholders or such later date as may be established by the Board.

     2. Definitions.

     "Alliant Restricted Stock" shall mean Restricted Stock (as defined in the Prior Plans) of Alliant Techsystems, Inc.

     "Annual Meeting" shall mean an annual meeting of stockholders of the Company.

     "Annual Retainer" shall mean the retainer fee, established by the Board, paid to a Director for services on the Board for a Director Year.

     "Award" shall mean an award of Stock Units pursuant to the Plan.

     "Board" shall mean the Board of Directors of the Company.

     "Canadian Director" shall mean a Director who is a citizen of Canada.

     "Change in Control" of the Company shall have occurred if:

          (i) any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any of its subsidiaries; any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; an underwriter temporarily holding securities pursuant to an offering of such securities; or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of not more than two consecutive years (not including any period prior to the execution of this amendment to the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition of the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     "Change in Control Price" of the Stock shall equal the higher of (i) if applicable, the price paid for the Stock in the transaction constituting Change in Control and (ii) the reported closing price of the Stock on the New York Stock Exchange on the last trading day preceding the date of the Change in Control.

     "Committee" shall mean the Nominating and Governance Committee of the Board or such other committee as may be designated by the Board.

     "Company" shall mean Honeywell Inc.

     "Company Restricted Stock" shall mean Restricted Stock (as defined in the Prior Plans) of the Company.

     "Deferred Account" shall mean the account established and maintained by the Company for specified deferrals by a Director in accordance with Section 5(c).

     "Director" shall mean a non-employee director of the Company.

     "Director Year" shall mean the fiscal year commencing on the date of the Company's Annual Meeting and ending on the date immediately preceding the next Annual Meeting.

     "Dividend Equivalent Rights" shall mean a right, described in Section 7 hereof, of a holder of Stock Units with respect to certain dividends paid on outstanding shares of Stock.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Fair Market Value" of the Stock on a particular date shall equal the average of the reported closing prices for the Stock on the New York Stock Exchange for the ten (10) consecutive trading days immediately preceding such date.

     "Fees" shall mean the sum, for any Director Year, of the Annual Retainer, the Meeting Fees and Per Diem Fees, if any.

     "Meeting Fees" shall mean the fees, established by the Board, paid to a Director for attending a meeting of the Board or a committee of the Board. This term shall include all fees paid to a Director for extraordinary or special Board and/or committee meetings.

     "Per Diem Fee" shall mean a fee, established by the Board, authorized by the Chief Executive Officer of the Company, in his or her sole discretion, to a Director who is asked to work on Board issues for a significant part of a day outside of normal Board or committee meetings.

     "Prior Plans" shall mean the Honeywell Restricted-Stock Retirement Plan for Non-Employee Directors and the Honeywell Inc. Compensation Plan for Outside Directors.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

     "Stock" shall mean shares of Common Stock, par value $1.50 per share, of the Company.

     "Stock Unit" shall mean a right to receive payment, in accordance with the conditions set forth herein, of the Fair Market Value of a share of Stock.

     "Termination Date" shall mean the date the Director's service on the Board terminates for any reason.

     3. Stock Subject to the Plan. The maximum number of shares of Stock reserved for issuance pursuant to the Plan shall be 300,000 shares, subject to adjustment as provided in Section 11 of the Plan.

     4. Annual Stock Unit Awards. On the date of each Annual Meeting, commencing with the 1996 Annual Meeting, each person who has served as a Director during the preceding Director Year shall receive an Award of Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value equal to one-half the Fees earned by the Director for the immediately preceding Director Year.

     5. Fees. Each Director shall be entitled to receive Fees with respect to each Director Year in accordance with the provisions of this Section 5. Each Director shall be given an opportunity by the Company on an annual basis to elect ("Annual Election") to receive his or her Annual Retainer and Meeting
Fees: (i) in cash, (ii) in Stock Units, or (iii) in a combination of cash and Stock Units. In addition a Director may elect to defer receipt of the Annual Retainer and Meeting Fees that the Director has the opportunity to earn during the next succeeding Director Year, which would otherwise be payable in cash.

          (a) The Annual Election must be in writing and shall be delivered to the Secretary of the Company no later than the tenth day preceding the date of the Annual Meeting. (The Annual Election shall be irrevocable after the tenth day preceding the date of the Annual Meeting.) The Annual Election shall specify the applicable percentage of the Annual Retainer and Meeting Fees that such Director elects to receive in cash, or Stock Units, or to defer.

          (b) If a Director elects to receive Fees in cash, cash payment for the Annual Retainer shall be paid as soon as practicable after the beginning of a Director Year, and cash payment for Meeting Fees shall be paid as soon as practicable after a meeting. If a Director elects to receive Stock Units in lieu of all or a portion of the Annual Retainer, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (on the date of the Company's Annual Meeting) equal to 110% of the portion of the Annual Retainer payable in Stock Units. If a Director elects to receive Stock Units in lieu of all or a portion of the Meeting Fees, then with respect to all meetings occurring within a calendar quarter, the Director shall receive Stock Units (including fractional Stock Units) with respect to Stock having a Fair Market Value (determined as of the last trading day for such quarter) equal to 110% of the portion of such Meetings Fees payable in Stock Units.

          (c) If a Director elects to defer all or a portion of the Fees, such deferred Fees shall be credited to the Deferred Account established for each Director. Interest shall be credited to each Deferred Account annually, as of December 31, and at the time of distribution of the entire balance of the Deferred Account, on the daily average balance of such Deferred Account for such year or portion thereof at an interest rate equal to the Company's average five-year borrowing rate.

          (d) Any person who becomes a Director following an Annual Meeting, whether by appointment or election as a director (or by change in status from a full-time employee), shall receive an Annual Retainer prorated for the balance of that Director Year. In the event a Director voluntarily resigns from the Board during a Director Year, (i) the Director shall return to the Company any cash payment covering the prorated portion of the Annual Retainer for the balance of that Director Year, (ii) any Stock Units awarded, and any Fees credited to the Deferred Account, in respect of the prorated portion of the Annual Retainer for the balance of that Director Year shall be forfeited. No return of any portion of the Annual Retainer shall be required in the event a Director leaves the Board as the result of retirement, incapacity or death.

     6. Conversion of Prior Awards. As of the Effective Date, all Company Restricted Stock and all Alliant Restricted Stock outstanding under the Prior Plans which is held by Directors who are not Canadian Directors, shall be cancelled. Each Director who, immediately prior to the Effective Date, holds Company Restricted Stock or Alliant Restricted Stock, which shall be cancelled in accordance with the immediately preceding sentence, shall receive, in consideration for such cancellation, an Award of Stock Units with respect to the number of shares of Stock equal to the sum of (i) number of such Director's cancelled Company Restricted Stock and (ii) the total value, as of the Effective Date, of the stock underlying such Director's Alliant Restricted Stock divided by the Fair Market Value per share of Stock on the Effective Date. Prior to the Effective Date (but in no event later than the tenth day preceding the Effective
Date), each Director may elect to cancel, as of the Effective Date, all or a portion of such Director's Fees then held in the Director's deferred compensation account under the Prior Plans in exchange for an Award of Stock Units with respect to the number of shares of Stock equal to the amount so cancelled divided by the Fair Market Value per share of Stock on the Effective Date. Any such election shall be irrevocable.

     7. Dividend Equivalent Rights. Outstanding Stock Units shall be credited with Dividend Equivalent Rights based upon dividends paid on outstanding shares of Stock between the date such Stock Units are granted and the date of payment in respect of such Stock Units. Such Dividend Equivalent Rights, once credited, shall be converted into an equivalent number of Stock Units (including fractional Stock Units). If a dividend is paid in cash, each Director shall be credited, as of each dividend payment date, in accordance with the following formula:
                                   (A x B) / C

in which "A" equals the number of Stock Units held by the Director on the dividend payment date, "B" equals the cash dividend per share and "C" equals the Fair Market Value per share of Stock on the dividend payment date. If a dividend is paid in property other than cash, Dividend Equivalent Rights shall be credited, as of the dividend payment date, in accordance with the formula set forth above, except that "B" shall equal the fair market value per share of the property which the Director would have received in respect of the number of shares of Stock equal to the number of Stock Units held by the Director as of the dividend payment date, had such shares been owned as of the record date for such dividend.

     8. Time of Payment. Unless otherwise provided herein, all payments in respect of a Director's Stock Units and in settlement of a Director's Deferred Account shall be made as soon as practicable after the earlier of: (i) the occurrence of a Change in Control and (ii) the Termination Date; provided, however, that no payment in respect of a Canadian Director's Stock Units and in settlement of a Canadian Director's Deferred Account shall be made prior to such Canadian Director's Termination Date.

     9. Form of Payment.

          (a) Except as described in Section 9 (c), payment in respect of Stock Units shall be made in Stock.

          (b) Payment in settlement of the Director's Deferred Account shall be made in cash.

          (c) Any payment made upon an occurrence of a Change in Control, whether in respect of Stock Units or in settlement of the Deferred Account (including Stock Units of Deferred Accounts with respect to which one or more installment payments have previously been made), shall be made in a single lump sum cash payment. For purposes of the preceding sentence, the amount of cash delivered in full or partial payment of Stock Units shall equal the Change in Control Price of the number of shares of Stock relating to the Stock Units with respect to which such cash payment is being made.

          (d) Except as described in sections 9(c) or 17 above, payments with respect to Stock Units or in settlement of Deferred Accounts shall be paid in annual installments over a specified period of time or in a lump sum, all as the Director may elect and subject to change from time to time; provided, however, that no such election, change or revocation will be given effect if it is made less than one year in advance of the Director's Termination Date; and provided further that any payment with respect to a Canadian Director's Stock Units or in settlement of a Canadian Director's Deferred Accounts shall be made in a single lump sum as soon as practicable after, and in any case by the end of the first calendar year following the Termination Date.

          (e) The Company shall not issue fractions of shares. Whenever under the terms of the Plan, a fractional share would otherwise be required to be issued, the Director shall be paid in cash for such fractional share.

     10. Statement of Account. Each director shall receive an annual statement showing the number of Stock Units that have been awarded to the director under the Plan.

     11. Change in Capital Structure. In the event of any change in the Stock by reason of any stock dividend, split, combination of shares, exchange of shares, warrants or rights offering to purchase Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation or other change in capitalization, appropriate adjustment shall be made by the Committee in the number and kind of shares subject to the Plan and any other relevant provisions of the Plan, whose determination shall be binding and conclusive on all persons.

     12. Nontransferability. Stock Units shall not be transferable by a Director except by will or the laws of descent and distribution. Notwithstanding the above, Stock Units shall be transferable to the extent the Company concludes that nontransferability is not then required in order for the Plan to continue to comply with Rule 16b-3.

     13. Rights. Except to the extent otherwise set forth herein, the Directors shall not have any of the rights of a stockholder with respect to the Stock Units.

     14. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for Awards or the number of Stock Units or timing or value of Awards to be granted to any Director, or (b) take any action specifically delegated to the Board under the Plan. The Committee's interpretations and actions shall, except as otherwise determined by the Board, be final, conclusive and binding on all persons for all purposes.

     15. Amendment or Termination of the Plan. The Board may, at any time, amend or terminate the Plan; but no amendment or termination shall, without the written consent of a Director, reduce the Director's rights under previously granted Awards or with respect to any Fees previously earned. No amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. To the extent then required in order for the Plan to continue to comply with Rule 16b-3, the Plan may not be amended more than once every six months other than to comply with the changes in the Internal Revenue Code of 1986, as amended, or ERISA or rules thereunder.

     16. No Right to Renomination. Nothing in the Plan or in any Award shall confer upon any Director the right to be nominated for reelection to the Board.

     17. Payments upon Death. In the event of a Director's death, payments with respect to any Stock Units or in settlement of any Deferred Account (including Stock Units or Deferred Account with respect to which one or more installment payments have previously been made) shall be made in a single lump sum payment (in Stock with respect to the Stock Units and in cash with respect to the Deferred Account) to the beneficiary designated by the Director (which beneficiary, for any Canadian Director, must be a relative or a dependent of the Canadian Director), or in the absence of an executed beneficiary form, to the person legally entitled thereto, as designated under his or her will, or to such heirs as determined under the laws of intestacy for the state of his or her domicile.

     18. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Minnesota.

                                                                       Exhibit B
                                 HONEYWELL INC.
                                      PROXY

             Proxy Solicited on Behalf of The Board of Directors for
                         Annual Meeting of Shareholders
                                on April 16, 1996

     The undersigned hereby appoints M.R. Bonsignore, E.D. Grayson and S. Ueland, and each of them, proxies (each with power of substitution) of the undersigned to attend the above annual meeting of shareholders of Honeywell Inc. and any adjournment thereof and thereat to vote all shares of stock held by the undersigned, including any shares that may be held for the undersigned's account under the Automatic Dividend Reinvestment Plan for Honeywell Common Shares administered by Chemical Mellon Shareholder Services, L.L.C., as specified on the reverse side, and on any other matters that may properly come before said meeting.

     For those  participants  who may hold  shares in the  Investment  Plus Plan
(IPP) or Retirement Savings Plan (RSP) or Retirement Investment Plan (RIP) (collectively, the "Plans"), please fill in and sign this card and mail it in time to be received no later than April 10, 1996, in order to be voted in a timely manner by the Trustee, T. Rowe Price Trust Company. After April 10, 1996, the instructions cannot be revoked and, in accordance with the Plans, you may not vote these shares in person at the Meeting. The Trustee is authorized to vote the Plan shares for which instructions have been given upon such other business as may come before the meeting. Chemical Mellon Shareholder Services, L.L.C. will tally the vote on behalf of the Trustee.

               THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
              PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.
--------------------------------------------------------------------------------
Comments

--------------------------------------------------------------------------------
                                                                -----------
                                                                See Reverse
                                                                    Side
                                                                -----------
          MINNEAPOLIS
       CONVENTION CENTER
   1301 SECOND AVENUE SOUTH
 MINNEAPOLIS, MINNESOTA 55403
        (612) 335-6000

HONEYWELL
ANNUAL MEETING
The Meeting will be held in
the Ballroom, commencing at
2:00 p.m. Coffee will be
served before the Meeting
beginning at 1:00 p.m.

PUBLIC ENTRANCES--There are 4
main public entrance rotundas
located on Second Ave S. &
Grant St., labelled "Ballroom                     [MAP OF LOCATION]]
Entrance", "Hall 1", "Hall 2"
& "Hall 3". Designated
handicap entrances (power
assisted doors) are adjacent
to Hall 3 (entrance closest to
Wesley Church), Third Avenue
Entrance and 12th Street
Entrance.

ENTRANCES/EXITS TO UNDERGROUND
PLAZA PARKING RAMP--Enter
either on Second Avenue S. or
on 12th Street S. The Plaza
Ramp has handicap
parking--elevators & a skyway
connect the Ramp to the
Convention Center, allowing
easy access for wheelchairs.
If you park in the underground
Plaza Ramp, use elevator 1 to
enter the building on the
skyway level, Hall 3 Entrance.
If you park elsewhere, the
most convenient access to the
Meeting is the Ballroom
Entrance facing Second Avenue.

                                                                               Please mark      ----
                                                                               your vote as      X
                                                                               indicated in     ----
                                                                               this example.
         BOARD OF DIRECTORS RECOMMENDS A VOTE FOR.
1. Election of Directors   TO WITHHOLD           2. Approval of the selection      FOR   AGAINST  ABSTAIN
    FOR all nominees       AUTHORITY (For all       of Deloitte & Touche LLP      ----     ----     ----
   (Except as marked      Nominees listed)         as auditors.
    to the contrary*)                                                             ----     ----     ----
     ----                   ----              3. Approval of Honeywell            FOR   AGAINST  ABSTAIN
                                                 Non-Employee Directors           ----     ----     ----
     ----                   ----                 Fee and Stock Unit Plan.
                                                                                   ----     ----     ----
                                                                                   ----
                                                      Will attend meeting
                                                                                   ----
Nominees:                                                                          ----
A.J. Baciocco, Jr., E.E. Bailey, M.R. Bonsignore,     I have noted comments
E.H. Clark, Jr., W.H. Donaldson, R.D. Fullerton,      on reverse side              ----
C.M. Hapka, J.J. Howard, B. Karatz, D.L. Moore,                                    ----
A.B. Rand, S.G. Rothmeier, M.W. Wright                Change of Address
                                                                                   ----
                                                    -----------------------------------
                                                    -----------------------------------

* INSTRUCTION:
  To  withhold  authority  to vote  for any  individual         This proxy will be voted FOR items 1-3
  nominee,  strike a line through the nominee's name above.       if no choice is specified.



Signature(s)________________________________________________               Date _________________

NOTE:  Please  sign  as name  appears  hereon.  Joint  owners  should  each  sign.  When  signing  as attorney, executor,  administrator,  trustee or guardian, please give full title as such.

                              FOLD AND DETACH HERE
   RETURN PROXY CARD IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                Admission Ticket


                              HONEYWELL INC.


                      1996 Annual Meeting of Shareholders

                            Tuesday, April 16, 1996
                                    2:00 P.M.
                          Minneapolis Convention Center
                            1301 Second Avenue South
                             Minneapolis, Minnesota

         Coffee will be served before the Meeting beginning at 1:00 p.m.

PLEASE ADMIT                                                    NON-TRANSFERABLE